Exhibit 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and any amendments to it with respect to the shares of common stock, par value $0.001 per share, of Luminent Mortgage Capital, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to those joint filings.
Dated: August 21, 2007

Arco Capital Corporation Ltd.

By:	/s/ Francesco N. Piovanetti

	Name:	Francesco N. Piovanetti

	Title:	President and Chief Operating Officer

Arco Capital Management LLC

By:	/s/ Francesco N. Piovanetti

	Name:	Francesco N. Piovanetti

	Title:	President

Western Gailes Capital Management LLC

By:	/s/ Jay Johnston

	Name:	Jay Johnston

	Title:	Sole Manager

ISTAN LLC

By:	/s/ Dilek Koenigsberger

	Name:	Dilek Koenigsberger

	Title:	Sole Manager

Interinvestco LLC

By:	/s/ Jay Johnston

	Name:	Jay Johnston

	Title:	Manager

Dilek Koenigsberger

Robert Koenigsberger

Jay Johnston

Ailsa Craig Capital Management LP

By:	/s/Jay Johnston

	Name:	Jay Johnston

	Title:	General Partner

Exhibit 1-1